                  [WEINER, PENTA & GOODMAN, P.C.-LETTERHEAD]




INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference on Forms S-8 of Regent Group Inc. of our report dated October 24, 1997 appearing in this Annual Report on Form 10-K of NMC Corp. for the year ended July 31, 1997.


/s/ Weiner, Penta & Goodman, P.C.

WEINER, PENTA & GOODMAN, P.C.
Certified Public Accountants

March 3, 1998